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                                   FIRST AMENDMENT
                                        TO THE
                        DIVERSIFIED CORPORATE RESOURCES, INC.
               AMENDED AND RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN

     This First Amendment to the Diversified Corporate Resources, Inc. Amended and Restated 1996 Stock Option Plan ("Plan") made and entered into effective as of the 13th day of November, 1997.

                                 W I T N E S S E T H:

     WHEREAS, Diversified Corporate Resources, Inc. ("Company") established the Plan effective December 27, 1996; and

     WHEREAS, the Board of Directors ("Board") has the right under Article VIII to amend the Plan at any time and in any respect, except that some amendments are subject to the approval of shareholders; and

     WHEREAS, the Board has determined that it will better serve the interests of the Company if the Plan is amended (i) to increase the number of Shares subject to grant under the Plan by 50,000, principally in order to provide sufficient Shares to satisfy all of the Stock Options granted under the Plan, and (ii) to authorize the Compensation Committee to exercise its discretion in setting the transferability limitations (and to amend existing Stock Option agreements) with respect to each Stock Option granted under the Plan; and

     WHEREAS, such amendments require the concurrence and approval of the shareholders of the Company; and

     WHEREAS, the Board has authorized the President, acting at the direction and on behalf of the Board, to evidence the Board's action by executing this First Amendment.

     NOW THEREFORE, The Plan Is Hereby Amended As Follows:

     I. Article IV is amended effective November 13, 1997 by deleting "450,000" and substituting therefore "500,000".

     II. Section 9.4 is amended effective November 13, 1997 by adding to the first sentence thereof the words "Except as otherwise provided in any Stock Option agreement,"

     IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of this 29th day of April, 1998, but effective as of November 13, 1997; provided, however, without limitation, that this Amendment, and the portion of any Stock Options granted under the Plan to

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the minimum extent it requires the effectiveness of this First Amendment, will be null and void ab initio unless, on or before November 13, 1998, this First Amendment is approved by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the shareholder meeting of reference and entitled to vote on the matter in question.

                         DIVERSIFIED CORPORATE RESOURCES, INC.

                         BY:  /s/ M. Ted Dillard
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                         NAME:    M. Ted Dillard
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                         TITLE:   President
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